UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/28/2008

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Disclosure under Item 5.02(e)

On July 28, 2008, the Registrant's Compensation Committee: (i) approved a 4% salary increase for each of Kenneth R. Lombardo, the Registrant's General Counsel and Corporate Secretary, and Bradley J. Timon, the Registrant's Corporate Controller, (ii) approved an amendment to Section 3.2(a) of Mr. Timon's Employment Agreement to provide for a lump sum payment equal to 2 years salary (in place of 1 year) in the event of his involuntary termination of employment without Cause or his voluntary termination for Good Reason, and (iii) approved a $75,000 award of deferred compensation under the Registant's Nonqualified Excess Plan ("Deferred Compensation Plan") to W. Brian Olson, the Registrant's Chief Financial Officer. In accordance with the terms of the Registrant's Deferred Compensation Plan, the award is payable upon separation from service, death, disability, change in control, or unforeseeable emergency.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: August 01, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer